Exhibit 99.2

TRx PHARMACEUTICALS, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2015

And Report of Independent Auditor

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

REPORT OF INDEPENDENT AUDITOR	1

FINANCIAL STATEMENTS
Consolidated Balance Sheet	2
Consolidated Statements of Operations and Changes in Members’ Equity	3
Consolidated Statement of Cash Flows	4
Notes to Consolidated Financial Statements	5-11

Report of Independent Auditor

The Board of Directors

TRx Pharmaceuticals, LLC and Subsidiaries

Research Triangle Park, North Carolina

We have audited the accompanying consolidated financial statements of TRx Pharmaceuticals, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations and changes in members’ equity and cash flows for the year then ended, and the related notes to consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Correction of Error

As described in Note 3 to the consolidated financial statements, the Company recorded an adjustment to prior period members’ equity. Our opinion is not modified with respect to this matter.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina

May 2, 2016

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2015

2015
ASSETS
Current Assets:
Cash	$643,731
Accounts receivable	2,605,387
Prepaid expenses	117,770
Inventories	572,364
Total Current Assets	3,939,252

Trademarks	3,779,457
Total Assets	$7,718,709

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable	$419,420
Accrued expenses	6,673,914
Bonus and commissions payable	210,737
Income tax payable	30,984
Total Liabilities	7,335,055

Members’ Equity	383,654
Total Liabilities and Members’ Equity	$7,718,709

The accompanying notes to consolidated financial statements are an integral part of this statement.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2015

2015
Revenues	$29,968,766
Returns and allowances	(11,335,778)
Net revenue	18,632,988

Cost of goods sold	9,181,329
Gross margin	9,451,659

Marketing, general and administrative expenses	4,837,499

Income before taxes	4,614,160

Income tax expense	30,984

Net income	4,583,176

Members’ equity, beginning of year	1,612,717
Prior period adjustment (See Note 3)	(518,353)
Members’ equity, beginning of year, restated	1,094,364
Distributions to members	(5,293,886)
Members’ equity, end of year	$383,654

The accompanying notes to consolidated financial statements are an integral part of this statement.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2015

2015
Cash flows from operating activities:
Net income	$4,583,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,586
Changes in assets and liabilities:
Accounts receivable	4,470,819
Other receivable	300,000
Inventories	749,426
Prepaid expenses	(62,250)
Accrued expenses	(5,428,841)
Bonus and commissions payable	78,786
Accounts payable	(4,212,261)
Income tax payable	30,984
Other liabilities	(30,639)
Net cash flows provided by operating activities	481,786

Cash flows from financing activities:
Distributions to members	(5,293,886)
Net cash flows used in financing activities	(5,293,886)

Net decrease in cash	(4,812,100)
Cash, beginning of year	5,455,831
Cash, end of year	$643,731

Supplemental cash flow information
Cash paid during the year for taxes	$13,041

The accompanying notes to consolidated financial statements are an integral part of this statement.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

Note 1—Organization

TRx Pharmaceuticals, LLC was organized in October 2005. TRx Pharmaceuticals, LLC is the parent of three wholly owned subsidiaries; Zylera Pharmaceuticals, LLC, Princeton Therapeutics, LLC, and Zylera Pharma Corp. Collectively, these companies are referred to as the “Company.” The Company is owned by Fremantle Corporation and LRS International LLC. The Company is a specialty pharmaceutical company focused on the acquisition, development and commercialization of prescription pharmaceutical products and dietary supplements, primarily for the U.S. market. The Company’s branded products include Millipred, Poly-Vi-Flor, Veripred, and Tri-Vi-Flor. In addition, the Company has a distribution agreement with Lachlan Pharmaceuticals to sell Ulesfia.

Note 2—Summary of significant accounting policies

Principles of Consolidation — The consolidated financial statements include the accounts of TRx Pharmaceuticals, LLC and its wholly owned subsidiaries after elimination of all intercompany balances and transactions.

Basis of Accounting — The accompanying consolidated financial statements have been prepared using the accrual method of accounting.

Cash Equivalents — For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost and the carrying amounts approximate fair value.

The Company places its cash on deposit with financial institutions in the United States of America. The Federal Deposit Insurance Corporation covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. As of December 31, 2015, the Company had $1,147,660 which exceeded these insured amounts.

Accounts Receivable — Accounts receivable at December 31, 2015 are comprised of amounts due from customers in the ordinary course of business. Management considers all accounts receivable to be fully collectible at December 31, 2015, and accordingly, no allowance for doubtful accounts has been recorded. Bad debt expense is charged to operations as amounts are determined to be uncollectible. Accounts receivable are written off when deemed uncollectible and recoveries of receivables previously written off are recorded when received.

Accounts receivable are considered to be past due if any portion of the receivable balance is outstanding for more than the payment terms negotiated with the customer. The Company generally negotiates payment terms ranging from 30 days. The Company offers wholesale distributors a prompt payment discount, which is typically two percent as an incentive to remit payment within this timeframe. Accounts receivable are stated net of the estimated prompt pay discount which has a balance of $54,390 as of December 31, 2015.

Prepaid Expenses — Prepaid expenses includes prefunded coupons and other prepaid consulting expenses.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

Note 2—Summary of significant accounting policies (continued)

Inventory — The Company’s inventory consists of prescription drugs and dietary supplements ready for sale and is stated at the lower of cost or market based on the first-in, first-out method.

Property and Equipment — Property and equipment are stated at cost and depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to operations when incurred; major expenditures for renewals and betterments are capitalized and depreciated over their useful lives. Depreciation expense was $2,586 for the year ended December 31, 2015. The Company’s property and equipment of $7,474 was fully depreciated during the year ended December 31, 2015.

Estimated useful lives are as follows:

Estimated
Description	Useful Lives
Equipment	3 years

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets held for disposal are reported at the lower of the carrying amount or fair value less costs to sell.

Intangible Assets — The Company believes that trademarks and other proprietary rights are important to its business.  The Company’s policy is to file trademark applications to protect technology, inventions and improvements that are considered important to the development of its business. The legal life of a trademark is indefinite based management’s current estimate of the product life. The Company evaluates trademarks annually for changes in the estimated useful lives and for impairment.

Research and Development — Research and development expenses include all costs associated with the development of new products. Research and development expenses include direct costs and allocated compensation, benefits and certain indirect costs. The company had research and development costs of $73,995 for 2015.

Income Taxes — The Company is treated as a limited liability company for federal income tax purposes, with the exception of Zylera Pharma Corp. (“taxable subsidiary”). Consequently, all tax effects of the Company’s income are passed through to the members individually, with the exception of the taxable subsidiary that pays tax for federal and state income tax purposes.

Deferred income tax assets and liabilities are recorded for the temporary differences between financial statement and income tax bases of the taxable entity’s assets and liabilities using the enacted income tax rates in effect during the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce the deferred income tax assets to the amount expected to be realized.

Management has evaluated the effect of guidance provided by accounting principles generally accepted in the United States of America on Accounting for Uncertainty in Income Taxes. Management has evaluated all tax positions that could have a significant effect on the consolidated financial statements and determined the Company had no uncertain income tax positions at December 31, 2015.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

Note 2—Summary of significant accounting policies (continued)

Management’s Estimates and Assumptions — The preparation of consolidated financial statements in conformity with United States Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. Significant estimates of the Company include: revenue recognition, sales allowances such as returns on product sales, government program rebates, customer coupon redemptions, wholesaler/pharmacy discounts, product service fees, rebates and chargebacks, sales commissions, the determination of fair values of assets and liabilities in connection with business combinations, and deferred income taxes.

Shipping, Handling, and Freight — The Company includes the cost of shipping, handling, and freight associated with product sales as part of cost of goods sold.

Net Product Sales — Product sales revenue is recognized when title has transferred to the customer and the customer has assumed the risks and rewards of ownership, which is typically on delivery to the customer.

Revenue from sales transactions where the buyer has the right to return the product is recognized at the time of sale only if (i) the seller’s price to the buyer is substantially fixed or determinable at the date of sale, (ii) the buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product, (iii) the buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (iv) the buyer acquiring the product for resale has economic substance apart from that provided by the seller, (v) the seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer, and (vi) the amount of future returns can be reasonably estimated.

Revenues from sales of products are recorded net of estimated allowances for returns, specialty distributor fees, wholesaler fees, prompt payment discounts, government rebates, and rebates under managed care plans. Provisions for returns, specialty distributor fees, wholesaler fees, government rebates and rebates under managed care plans are included within current liabilities in our consolidated balance sheet. Provision for prompt payment discounts are generally shown as a reduction in accounts receivable. Calculating certain of these items involves estimates and judgments based on sales or invoice data, contractual terms, historical utilization rates, new information regarding changes in these programs’ regulations and guidelines that would impact the amount of the actual rebates, our expectations regarding future utilization rates for these programs and channel inventory data.

Cost of Product Sales — Cost of product sales is comprised of (i) costs to acquire products sold to customers; (ii) royalty, co-promotion and other revenue sharing payments under license and other agreements granting the Company rights to sell related products; (iii) direct and indirect distribution costs incurred in the sale of products; and (iv) the value of any write-offs or donations of obsolete or damaged inventory that cannot be sold. The Company acquired the rights to sell certain of its commercial products through license and assignment agreements with the original developers or other parties with interests in these products. These agreements obligate the Company to make payments under varying payment structures based on its net revenue from related products.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

Note 2—Summary of significant accounting policies (continued)

Contingencies — Periodically, the Company may be involved in claims and other legal matters. The Company records accruals for loss contingencies to the extent that management concludes that it is probable that a liability has occurred and the amount of the related loss can be reasonably estimated. Legal fees and other expenses related to litigation are expensed as incurred and included in general and administrative expenses.

Distributions — Members’ of the Company are allowed unlimited distributions per the owner’s agreement.

Concentration With Customer — Three customers accounted for approximately 95% and 97% of the Company’s total sales and accounts receivable for the year ended December 31, 2015.

Concentrations of Products and Sales — Five product lines accounted for 100% of the Company’s total sales for the year end December 31, 2015. Related to product purchases, there is only one exclusive supply agreement for each of these products during the year.

Concentration With Vendor — Three vendors accounted for approximately 81% of the Company’s accounts payable as of December 31, 2015.

Note 3—Correction of error

Beginning members’ equity has been restated to properly reflect the correction of an error due to the overstatement of the Company’s members’ equity balance. The error was due to Medicaid expense not being accrued for in the appropriate period by management. The effect of this adjustment on the 2015 consolidated financial statements is summarized as follows:

Consolidated Financial Statement Line Item	As Previously Reported	Prior Period Adjustment	As Restated
Beginning Members’ equity, January 1, 2015	$1,612,717	(518,353)	$1,094,364

Note 4—Accrued expenses

Accrued expenses consist of the following:

December 31,
2015
Medicaid rebate accrual	$1,674,134
Royalty accrual	199,249
Distributor service agreement accrual	415,763
Returns provision	4,293,017
Other accruals	91,751
Total accrued expenses	$6,673,914

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

Note 5—Intangibles assets

Intangible assets consist of the following:

December 31, 2015
	Weighted	Gross
	Average	Carrying
	Life	Amount
Non-amortizable intangible assets:
Trademarks	Indefinite	$3,779,457

Note 6—Retirement plan

The Company provides supplemental benefits to substantially all employees through a 401(k) savings plan. Eligible participants may contribute up to federal limits. Total expense relating to this plan was $40,384 in 2015.

Note 7—Contingencies and commitments

Operating Lease

The Company leases its office space under operating leases that are month-to-month to nine-months at a monthly rental cost per office space of $782 to $1,299 during 2015. Effective January 1, 2016, the Company entered into a lease agreement with a three-month term for $3,597 a month, terminating on March 31, 2016. Effective April 1, 2016, the Company entered into a lease agreement with a three-month term for $3,627 a month, terminating on June 30, 2016. Future minimum lease payments required under the operating leases for 2016 are $21,672.  Rent expense for the year ended December 31, 2015 was $41,670.

Service Contract

The Company leases certain software products and is provided with information technology services under a service contract.  Effective December 2015, the Company entered into a service agreement with a three-year term expiring as of December 2018.

The minimum future service commitments are as follows:

Year	Amount
2016	$133,595
2017	95,077
2018	95,078
Total	$323,750

Purchase Commitments

The Company has purchase commitments. Purchase obligations include fixed or minimum payments under manufacturing and supply agreements with third-party manufacturers and other providers of goods and services. Our failure to satisfy minimum sales requirements under our agreements generally allows the counterparty to terminate the agreement and/or results in a loss of our exclusivity rights. In addition to minimum sales requirements under our agreements, the Company has commitments that cannot be cancelled without penalty of approximately $3,500,000.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

Note 7—Contingencies and commitments (continued)

Royalties

The Company has entered into certain agreements requiring minimum royalty payments. There are two agreements related to Poly-Vi-Flor and Tri-Vi-Flor that require royalty payments. One agreement requires a payment of 2% of net revenues from the sale of these products and the second agreement requires payment based on 10% of gross profit from the sale of these products. A separate agreement requires another 5% of gross Poly-Vi-Flor revenues to be paid. For Millipred, the Company is required to make scheduled payments for the next six years totaling approximately $1 million.  For Ulesfia, the Company must pay a product payment of 15% of net sales or a minimum product payment of $3,000,000, whichever is higher, annually until December 31, 2018. The Company has future royalty commitments that cannot be cancelled without penalty of approximately $1,001,098 for the years ending 2016 to 2021.

Legal Proceedings

The Company may be subject to legal proceedings and litigation arising in the ordinary course of business, including, but not limited to, certain pending patents, returns, royalties, and lawsuits, as well as audits and other regulatory proceedings.

The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company periodically evaluates developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being, and the estimated amount of, a loss related to such matters, and the Company’s judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued and such amounts could be material.

The Company has increased their returns provision for $700,000 related to returns settlement negotiations as of December 31, 2015 to cover the potential settlement.

Note 8—Variable interest entity

The Company has an exclusive distribution agreement with Lachlan Pharmaceuticals (“Lachlan”) for the product Ulesfia. The members of the Company also have interests in Lachlan. Based on the evaluation of the relationship with Lachlan, the Company concluded that they were not the primary beneficiaries of this relationship since the ultimate benefits from Lachlan lay with the members and not the Company. During the year, the Company purchased $1,930,968 of Ulesfia products from Lachlan and paid Medicaid claim rebates of $922,442 to Lachlan. As of December 31, 2015, the Company also owed Lachlan $175,996 related to Ulesfia product. During 2015, the Company paid Lachlan a total of $3,000,000 for product payments.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

Note 9—Income taxes

As discussed in Note 2, the provision for income taxes only relates to a taxable subsidiary and not the Company as a whole.

The reasons for the difference between the income tax provision for the year ended December 31, 2015 and the amount computed by applying the statutory federal income tax rate to losses before income taxes are as follows:

Amount
Income tax at statutory rate	$5,010
Non-deductible expenses	25,974
Income tax provision	$30,984

Note 10—Provision for discounts, rebates, and sales returns

Adjustments between gross sales and net sales, as described in Note 2, are recognized either as provisions or as reductions in accounts receivable, depending on their nature.

The table below shows movement in these items:

	Medicaid and
	Government	Sales	Rebates and	Distributor
	Programs	Returns	Discounts	Fees	Total
Balance at December 31, 2014 (restated)	$6,780,482	$4,098,648	$122,469	$317,504	$11,319,103
Current provision related to current period sales	5,392,273	3,174,854	615,680	2,152,971	11,335,778
Payments made	(10,498,621)	(2,980,485)	(683,760)	(2,054,712)	(16,217,578)
Balance at December 31, 2015	$1,674,134	$4,293,017	$54,390	$415,763	$6,437,303

Note 11—Subsequent events

The Company has evaluated subsequent events through May 2, 2016, in connection with the preparation of these consolidated financial statements, which is the date the consolidated financial statements were available to be issued. The Company is unaware of any subsequent events that would render the financial statements misleading.